SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: February 7, 2001

Old Kent Financial Corporation
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-14591 (Commission File Number)	38-1986608 (IRS Employer Identification no.)
111 Lyon Street, N.W. Grand Rapids, Michigan (Address of principal executive offices)	49503 (Zip Code)

Registrant's telephone number,
including area code:  (616) 771-5000

Item 5.	Other Events.

                    In connection with its pending merger with Fifth Third Bancorp, Old Kent Financial Corporation has decided to consider strategic alternatives for certain components of its mortgage banking business. These components involve aspects of this business which are related to areas outside the combined Midwestern banking market areas of Old Kent and Fifth Third. Any actions which may ultimately occur are expected to be completed after April 1, 2001.

Item 7.	Financial Statements, Pro Forma Financial Information, and Exhibits.

                    None.

SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized .

Dated: February 7, 2001	OLD KENT FINANCIAL CORPORATION (Registrant)

By:/s/ Albert T. Potas
Albert T. Potas Senior Vice President